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                                                                       EXHIBIT j


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference, in Post-Effective Amendment No. 28 to the Registration Statement (Form N-1A No. 2-83631) and related Prospectus of American General Series Portfolio Company, of those references and of our report dated July 8, 1999 on the Stock Index Fund, MidCap Index Fund, Small Cap Index Fund, International Equities Fund, Growth Fund, Growth & Income Fund, Science & Technology Fund, Social Awareness Fund, Asset Allocation Fund, Capital Conservation Fund, Government Securities Fund, International Government Bond Fund, and Money Market Fund of American General Series Portfolio Company.




                                        /s/ ERNST & YOUNG LLP
                                        ERNST & YOUNG LLP


Houston, Texas
September 30, 1999